UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2022

PIONEER POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35212	27-1347616
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Kelby Street, 12th Floor Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

(212) 867-0700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	PPSI	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On June 3, 2022, Pioneer Power Solutions, Inc., a Delaware corporation (the “Company”), and CleanSpark Inc., a Nevada corporation (“CleanSpark”), entered into a termination agreement (the “Termination Agreement”) to terminate the Distribution Agreement dated May 31, 2021, by and between the Company and CleanSpark (the “Distribution Agreement”), pursuant to which CleanSpark served as the Company’s exclusive distributor of parallel switchgears, automatic transfer switches and related products (the “Products”). Pursuant to the Termination Agreement, the Company agreed to, amongst others, (i) release CleanSpark from further liabilities due under the Distribution Agreement, including for certain future amounts due under the Distribution Agreement and certain accounts payable invoices, (ii) assume the responsibility of billing and collecting payment from Enchanted Rock Electric, LLC, a third party and mutual client of both the Company and CleanSpark for all open sales orders amounts under its outstanding agreements for Products that have or will be manufactured by the Company, and (iii) return portions of certain deposits advanced to the Company pursuant to the Distribution Agreement.

CleanSpark will additionally transfer the services and maintenance agreements and associated rights and liabilities it has related to switchgear products manufactured by the Company, and the Company will assume all liability and responsibility for all claims of the Products including, but not limited to, all repairs, defects, and warranty liability of the Products that were previously manufactured by the Company and then distributed or sold by CleanSpark.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Termination Agreement, dated as of June 3, 2022, between Pioneer Power Solutions, Inc. and CleanSpark, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, inc.

Date: June 8, 2022	By:	/s/ Walter Michalec
	Name:	Walter Michalec
	Title:	Chief Financial Officer